SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           December 7, 2004

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of        (Commission        (IRS Employer or
         Incorporation)                File Number)      Identification No.)

823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


			      Not Applicable
______________________________________________________________________________
          (Former Name or Former Address if Changed Since Last Report)



Item 1.01 - Entry into a Material Definitive Agreement.

     On December 7, 2004, the registrant entered into an agreement to sell to an unrelated buyer its 256-unit Fox Run apartment community located in Indianapolis, Indiana for $6,975,000. The buyer is LDG-Fox Run, L.P., an entity controlled by Chris Dischinger, of Louisville, Kentucky. Due to the amount of time required to resolve certain financing contingencies, consummation of the sale is expected to occur in the second or third quarter of 2005.

     Completion of the sale is subject to, among other things, the buyer's ability to obtain bond financing and to qualify for certain tax credits. The buyer, in 2004, successfully completed the purchase of a contiguous 200-unit apartment community from a seller unrelated to the registrant. That purchase contained bond financing and tax credit contingencies similar to those provided in the Fox Run agreement.

     The contract selling price, less expected expenses of sale, for Fox Run exceeds the current carrying value by approximately $1,300,000, and exceeds the current mortgage debt and other related liabilities by approximately $2,000,000.



Item 8.01 - Other Events.

     In a transaction deemed not material and separate from that reported under Item 1.01 above the registrant entered into an agreement, subject to certain contingencies, to sell the land and a restaurant building located at 9106 Wesleyan Road, Indianapolis, Indiana for $850,000. The buyer, unrelated to the registrant, is RT Indianapolis Franchisee, LLC, a local franchisee for Ruby Tuesday restaurants. Until expiration of a long-term lease in November, 2004 the restaurant was operated by a sub-lessee under the name "Fortune House".

     The principal contingencies include site approval by the Ruby Tuesday restaurant franchisor, the buyer's ability to obtain acceptable financing and the buyer's ability to obtain a three-way liquor license for the location. If all contingencies are resolved to the buyer's satisfaction, consummation of the sale is expected to occur during the second quarter of 2005.

     The contract selling price, less expected expenses of sale, for the restaurant property exceeds the current carrying value by approximately $600,000, and exceeds the current related liabilities by approximately $775,000.



                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




December 10, 2004                     By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer